                                                                    Exhibit (15)

                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-3 Nos. 333-88934, 333-88934-01, 333-88934-02, and 333-88934-03) and
related Prospectus of KeyCorp, KeyCorp Capital V, KeyCorp Capital VI, and KeyCorp Capital VII of our review report, dated April 12, 2002, relating to the unaudited condensed consolidated interim financial statements of KeyCorp that is included in its Form 10-Q for the quarter ended March 31, 2002.

/s/ Ernst & Young LLP


Cleveland, Ohio
June 10, 2002